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                                 EXHIBIT 21
                         Subsidiaries of the Registrant


         Subsidiary                                             State of Incorporation                  Ownership

Magellan Petroleum Australia Limited                             Queensland, Australia                    51.2%

The following subsidiaries are owned directly or indirectly by Magellan Petroleum Australia Limited:

Magellan Petroleum (N.T.) Pty. Ltd.                              Queensland, Australia                    100%
Paroo Petroleum Pty. Ltd.                                        Queensland, Australia                    100%
Paroo Petroleum (Holdings), Inc.                                   Delaware, U.S.A.                       100%
Paroo Petroleum (USA), Inc.                                        Delaware, U.S.A.                       100%
Magellan Petroleum (W.A.) Pty. Ltd.                              Queensland, Australia                    100%
Magellan Petroleum (Belize) Limited                                  Belize, C.A.                         100%
Magellan Petroleum (Eastern) Pty. Ltd.                           Queensland, Australia                    100%
Magellan Petroleum (Southern) Pty. Ltd.                          Queensland, Australia                    100%
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